UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 31, 2015

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINAITIVE AGREEMENT.

On March 31, 2015, Spirit Realty, L.P. (the “Borrower”), the operating partnership of Spirit Realty Capital, Inc. (the “Company”), entered into a new Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers, and Deutsche Bank AG New York Branch, as Syndication Agent, and the lenders parties thereto (together with the Administrative Agent, the “Lenders”).
The Credit Agreement provides the Borrower with a $600.0 million revolving credit facility (the “Facility”), which replaces its previous $400.0 million revolving credit facility (the "2013 Facility") and matures on March 31, 2019 (with a maturity extension option to March 31, 2020, subject to certain requirements). The Credit Agreement includes an accordion feature to increase the size of the Facility to up to $1.0 billion, subject to satisfying certain requirements and obtaining lender commitments. The Facility includes a sublimit for swingline loans and up to $60.0 million available for issuances of letters of credit. Swingline loans and letters of credit reduce availability under the Facility on a dollar-for-dollar basis. The Borrower intends to use the funds available under the Facility for acquisitions, ongoing working capital requirements and general corporate purposes after repaying amounts outstanding under the 2013 Facility.
The Borrower may elect to pay interest on borrowings at a rate equal to either LIBOR plus 140 basis points to 190 basis points per annum, or a specified base rate plus 40 basis points to 90 basis points per annum, in each case, the applicable basis points depending on the leverage ratio of the Company. If the Company obtains a rating of its senior unsecured long-term indebtedness of BBB- from Standard and Poor’s Rating Services ("S&P") or Baa3 from Moody's Investor Services ("Moody's"), the Borrower may make an irrevocable election to change the interest rate for the Facility to a rate equal to either LIBOR plus 87.5 basis points to 155 basis points per annum, or a specified base rate plus 0 basis points to 55 basis points per annum, in each case, the applicable basis points depending on the credit rating for the Company.
The Borrower is initially required to pay a fee on the unused portion of the Facility at a rate equal to either 15 basis points or 25 basis points per annum, based on percentage thresholds for the average daily amount by which the aggregate amount of the revolving credit commitment exceeds the aggregate principal amount of advances during a fiscal quarter. If the Company obtains an investment grade credit rating from either S&P or Moody’s, the Borrower will instead be required to pay a facility fee in an amount equal to unused revolving credit commitments (whether or not utilized) multiplied by a rate equal to 12.5 basis points to 30 basis points per annum, depending on the credit rating for the Company.
The Borrower may voluntarily prepay the Facility, in whole or in part, at any time, without premium or penalty, but subject to applicable LIBOR breakage fees. Payment of the Facility is unconditionally guaranteed by the Company and all Material Subsidiaries (as defined in the Credit Agreement) that are not excluded from the guaranty requirement under the Credit Agreement (collectively, the "Guarantors"). The Facility is fully recourse to the Borrower and Guarantors.
Amounts available for borrowing under the Facility remain subject to compliance with certain customary restrictive covenants contained therein, including:

•
a maximum leverage ratio (defined as consolidated total indebtedness plus the Company’s pro rata share of indebtedness of unconsolidated affiliates, net of certain cash and cash equivalents, to total asset value) of 0.60:1.00;

•
a minimum fixed charge coverage ratio (defined as consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) plus the Company’s pro rata share of EBITDA of unconsolidated affiliates, to fixed charges) of 1.50:1.00;

•
a maximum secured indebtedness leverage ratio (defined as consolidated secured indebtedness plus the Company’s pro rata share of secured indebtedness of unconsolidated affiliates, net of certain cash and cash equivalents, to total asset value) of 0.50:1:00;

•	a minimum unsecured interest coverage ratio (defined as consolidated net operating income from unencumbered properties to unsecured interest expense) of 1.75:1.00;

•
a maximum unencumbered leverage ratio (defined as consolidated unsecured indebtedness plus the Company’s pro rata share of unsecured indebtedness of unconsolidated affiliates, net of certain cash and cash equivalents, to total unencumbered asset value) of 0.60:1:00; and

•	a minimum tangible net worth of at least $3,014,221,000 plus 75% of the net proceeds of equity issuances by the Company or the Borrower after December 31, 2014.
In addition to these covenants, the Credit Agreement also includes other customary affirmative and negative covenants, such as (i) limitation on liens and negative pledges; (ii) transactions with affiliates; (iii) limitation on mergers, consolidations and sales of all or substantially all assets; (iv) maintenance of status as a real estate investment trust and listing on any national securities exchange; and (v) material modifications to organizational documents. The ability to borrow under the Credit Agreement is subject to continued compliance with these covenants.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFIINITIVE AGREEMENT.
As described above in "Item 1.01 - Entry into a Material Definitive Agreement" of this Current Report on Form 8-K, the Facility replaces the 2013 Facility, originally entered into pursuant to the credit agreement by and among Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Spirit Realty, L.P. and various lenders, dated as of July 17, 2013. The 2013 Credit Facility, which was set to mature in July 2017, was terminated on March 31, 2015. Obligations under the 2013 Credit Facility were guaranteed by, but not limited to, the Company and Spirit General OP Holdings, LLC, the sole general partner of the Borrower.

ITEM 7.01	REGULATION FD DISCLOSURE.
A copy of the press release announcing the new Facility is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of March 31, 2015, among Spirit Realty L.P., Wells Fargo Bank, N.A., as the administrative agent, and the various financial institutions as are or may become parties thereto.

99.1	Press release, dated April 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: April 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement, dated as of March 31, 2015, among Spirit Realty L.P., Wells Fargo Bank, N.A., as the administrative agent, and the various financial institutions as are or may become parties thereto.

99.1	Press release, dated April 1, 2015.